Exhibit 1.1

EXECUTION COPY

DEVON ENERGY CORPORATION

$500,000,000 Floating Rate Senior Notes due 2015

$350,000,000 Floating Rate Senior Notes due 2016

$650,000,000 1.200% Senior Notes due 2016

$750,000,000 2.250% Senior Notes due 2018

UNDERWRITING AGREEMENT

December 11, 2013

UNDERWRITING AGREEMENT

December 11, 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

as Representatives of the several

    Underwriters named in Schedule A

Ladies and Gentlemen:

Devon Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 Floating Rate Senior Notes due 2015 (the “2015 Floating Rate Notes”), $350,000,000 Floating Rate Senior Notes due 2016 (the “2016 Floating Rate Notes”), $650,000,000 1.200% Senior Notes due 2016 (the “2016 Notes”) and $750,000,000 2.250% Senior Notes due 2018 (the “2018 Notes” and together with the 2015 Floating Rate Notes, the 2016 Floating Rate Notes and the 2016 Notes, the “Notes”).

The Notes are to be issued pursuant to an indenture (the “Base Indenture”) dated as of July 12, 2011, as amended and supplemented by Supplemental Indenture No. 3, to be dated the time of purchase (as hereinafter defined) (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-178453), including a prospectus (the “Base Prospectus”) relating to certain securities to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Notes (the “Prospectus Supplement”) and any free writing prospectus identified on Schedule B that is required to be filed with the Commission pursuant to Rule 433 under the Act. The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, is hereinafter referred to as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Notes in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with the confirmation of sales of the Notes and the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Notes together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed on or before the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective, as determined for the Company pursuant to Section 11 of the Act and Item 512 of Regulation S-K, as applicable. This Agreement, the Notes and the Indenture are hereinafter sometimes referred to collectively as the “Operative Documents.”

At or prior to 4:50 P.M., New York City time, on the date hereof (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): (i) a Preliminary Prospectus dated December 11, 2013 relating to the Notes and (ii) the information identified in Schedule B hereto.

The Company and the Underwriters agree as follows:

1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule A attached hereto at a purchase price of 99.750% of the principal amount thereof in the case of the 2015 Floating Rate Notes, 99.650% of the principal amount thereof in the case of the 2016 Floating Rate Notes, 99.551% of the principal amount thereof in the case of the 2016 Notes and 99.227% of the principal amount thereof in the case of the 2018 Notes, in each case plus accrued interest, if any, from December 19, 2013 to the time of purchase (as hereinafter defined). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the effective date of this Agreement as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Time of Sale Information and the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2. Payment and Delivery: Payment of the purchase price for the Notes shall be made to the Company by federal funds wire transfer, against delivery of the certificates for the Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 19, 2013 (unless another time not later than December 30, 2013 shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the “time of purchase.” Certificates for the Notes shall be delivered to you in global form registered in such names and in such denominations as you shall specify. As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters on the date hereof and as of the Time of Sale that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, threatening or instituting proceedings for that purpose or pursuant to Section 8A of the Act or related to the offering.

(b) The Company was a “well-known seasoned issuer” as defined in Rule 405 of the Act (i) at the time of the filing of the Registration Statement; (ii) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Act; and the Company was not an “ineligible issuer” as defined in Rule 405 of the Act at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Notes.

(c) The Prospectus has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). As of the Effective Date, the Registration Statement complied in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus, as then amended or supplemented, and as of the time of purchase, the Prospectus, as then amended or supplemented, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives, on behalf of the several Underwriters, specifically for use therein.

(d) The Time of Sale Information at the Time of Sale and at the time of purchase did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives, on behalf of the several Underwriters, specifically for use therein. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(e) In connection with the offering of the Notes, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “issuer free writing prospectus” (as defined in Rule 433 under the Act) (an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Schedule B hereto and (ii) any other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information did not at the Time of Sale, and will not at the time of purchase, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives, on behalf of the several Underwriters, specifically for use therein. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(f) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, complied or will comply as to form in all material respects with the requirements of the Act and Exchange Act, as applicable, and, at the time that they are filed with the Commission, none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as defined in Regulation S-X under the Act) of the Company have been duly authorized and validly issued and are fully paid and nonassessable, except as such nonassessability may be affected by certain provisions of any applicable jurisdiction’s statutes. All shares of capital stock or other equity interests of the Significant Subsidiaries that are owned of record directly by the Company or indirectly by a wholly owned subsidiary of the Company are owned free and clear of any lien, security interest, pledge, charge, encumbrance, equity or claim (other than any such lien, security interest, pledge, charge, encumbrance, equity or claim in favor of the Company or a wholly owned subsidiary of the Company); none of the outstanding shares of capital stock or other equity interests of each such Significant Subsidiary was issued in violation of any preemptive or similar rights or the charter or bylaws or other organizational documents of the Company or such Significant Subsidiary or any agreement to which the Company or such Significant Subsidiary is a party. Except as set forth in the Time of Sale Information and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of the Significant Subsidiaries (other than any such rights, warrants, options or investments in favor of the Company or a wholly owned subsidiary of the Company).

(h) The Company and each Significant Subsidiary has been duly incorporated, organized or formed as a corporation, partnership or other entity in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Time of Sale Information and the Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each Significant Subsidiary is duly qualified and in good standing as a foreign corporation, partnership or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), properties or results of operations of the Company and its subsidiaries, taken as a whole.

(i) The Company has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Notes.

(j) This Agreement has been duly and validly authorized, executed and delivered by the Company and when executed and delivered by the Company and the other parties hereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.

(k) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(l) The Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(m) All taxes, fees and other governmental charges that are due and payable on or prior to the time of purchase in connection with the execution, delivery and performance of the Operative Documents and the execution, delivery and sale of the Notes shall have been paid by or on behalf of the Company at or prior to the time of purchase, except for those failures which would not reasonably be expected, either individually or in the aggregate, to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(n) None of the Company or any Significant Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, or other evidence of indebtedness, or any lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Significant Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

(o) The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Notes, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant

Subsidiary or an acceleration of any indebtedness of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or its respective assets or properties that, in the case of clauses (ii) through (iv), would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Operative Documents, including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the time of purchase in connection with the issuance of the Notes, (y) such as may be required under state securities or blue sky laws, or (z) those for which the failure to obtain would not reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the time of purchase, except for those consents or waivers, the failure of which to obtain would not, either individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(p) Except as described or incorporated by reference in the Time of Sale Information and the Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, board, authority, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business, assets or property of such person is subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is subject that (x) in the case of clause (A) above, if determined adversely to the Company or such subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(q) Except as described or incorporated by reference in the Time of Sale Information and the Prospectus, the Company and each Significant Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, and is in compliance with all terms and conditions of any such permit, license or other approval, except where the failure to possess or noncompliance with any such permit, license or other approval would not reasonably be expected to have a Material Adverse Effect.

(r) There are no defects in title to, or encumbrances upon the leasehold interests in, the oil and gas producing properties of the Company and its Significant Subsidiaries or the assets or facilities used by the Company and its Significant Subsidiaries in the production and marketing of oil and gas which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(s) The Company and each subsidiary have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns (other than returns being contested in good faith or as to which the failure to file would not have a Material Adverse Effect) and have paid all taxes shown thereon as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any subsidiary which would have a Material Adverse Effect; all material tax liabilities are adequately accounted for within the financial statements of the Company in accordance with United States generally accepted accounting principles (“GAAP”).

(t) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be required to register as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(u) The Company maintains systems of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(w) The Company and its subsidiaries maintain insurance of the types and in the amounts reasonably believed to be adequate for their business, all of which insurance is in full force and effect.

(x) Since September 30, 2013, except as set forth or incorporated by reference in the Time of Sale Information and the Prospectus, (a) none of the Company or any of its subsidiaries has (1) incurred any liabilities or obligations direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except in a manner consistent with past practices.

(y) None of the Company or any of its subsidiaries (or any agent thereof acting on their behalf other than the Underwriters, as to whom the Company makes no representation) has taken, and none of them will take (other than the Underwriters, as to whom the Company makes no representation), any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, at the time of purchase.

(z) Each firm of accountants that has certified or shall certify the financial statements included or to be included as part of or incorporated by reference in the Time of Sale Information and the Prospectus is an independent accountant with respect to the Company within the meaning of the Act. The historical financial statements and the notes thereto of the Company included in or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Time of Sale Information and the Prospectus, including the documents incorporated by reference therein). The pro forma financial statements and the notes thereto of the Company included in or incorporated by reference in the Time of Sale Information and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the transactions disclosed in the Time of Sale Information and the Prospectus. The other financial and statistical information and data included in or incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial and statistical information and data of GeoSouthern Intermediate Holdings, LLC, Crosstex Energy, Inc. and Crosstex Energy, L.P.) are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries. To the knowledge of the Company, the historical financial statements and the notes thereto relating to GeoSouthern Intermediate Holdings, LLC included in or incorporated by reference in the Time of Sale Information and the Prospectus fairly present in all material respects the financial position and results of operations relating to GeoSouthern Intermediate Holdings, LLC for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Time of Sale Information and the Prospectus, including the documents incorporated by reference therein).

(aa) Except as described in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiaries and any other person other than the Underwriters that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(bb) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in or incorporated by reference in the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(cc) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate.

(dd) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4. Certain Covenants of the Company: The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualification in effect as long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to prepare the Prospectus in substantially the form previously furnished to the Underwriters with such changes as are reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act); to pay the registration fee for the offering of the Notes within the time period required by Rule 456(b)(l)(i) under the Act (without giving effect to the proviso therein); to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and to make available to the Underwriters in New York City, as soon as practicable and from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of this Agreement) as the Underwriters may reasonably request for the purposes contemplated by the Act and a copy of each Issuer Free Writing Prospectus in electronic form; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3)

of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) to make available to you and your counsel copies of the Registration Statement, the Time of Sale Information and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters);

(d) to advise you promptly and (if requested by you) to confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective;

(e) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement or suspending the use of any Preliminary Prospectus or the Prospectus or pursuant to Section 8A of the Act, or of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus or Prospectus, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus (including by filing any documents that would be incorporated therein by reference), to furnish you a draft of such proposed amendment or supplement in advance of such filing and to file no such amendment or supplement to which you shall reasonably object in writing unless the Company is required by law to make such filing;

(f) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing;

(g) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act) which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(i) to make generally available to its security holders (as provided in Rule 158(b) under the Act) an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement (as defined in Rule 158(c) under Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(j) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus;

(k) to pay or cause to be paid, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 6 hereof and (iii) below) incident to and in connection with the performance of its obligations under this Agreement, including, without limitation, (i) the preparation and filing of the Registration Statement, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the qualification of the Notes for offering and sale under state laws (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (iv) any fees payable to investment rating agencies with respect to the Notes, (v) the approval of the Notes by DTC for “book entry” transfer, (vi) the fees and expenses of the Trustee and its counsel in accordance with the Indenture and (vii) the performance of the Company’s other obligations hereunder including, but not limited to, the fees, disbursements and expenses of the Company’s counsel and accountants;

(l) to furnish to you, before filing with the Commission subsequent to the date of this Agreement and until the time of purchase, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(m) if at any time prior to the time of purchase (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (e) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law; provided, however, that the Company shall not be required to amend or supplement the Time of Sale Information if the Company amends or supplements the Prospectus to address any matter specified in clauses (i) or (ii) above.

5. Certain Representations and Covenants of the Underwriters: Each Underwriter hereby represents and agrees:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Act), which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company, other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed on Schedule B hereto or prepared pursuant to Section 3(e) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing; and

(b) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period referred to in Section 4(e) hereof).

6. Reimbursement of Underwriters’ Expenses: If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (iii), (v) or (vi) of Section 8 or the last paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(k) hereof, reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, as of the Time of Sale and at the time of purchase as set forth below, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase an opinion, tax opinion and negative assurances letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, substantially in the forms of Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively, hereto, addressed to the Underwriters and dated the time of purchase, with reproduced copies thereof for each of the other Underwriters.

(b) You shall have received on the date of this Agreement and at the time of purchase from KPMG LLP, independent registered public accountants for the Company and GeoSouthern Intermediate Holdings, LLC, customary comfort letters dated, respectively, as of the date of this Agreement and the time of purchase and addressed to the Representatives (with reproduced copies for each of the other Underwriters) in the forms and substances heretofore approved by the Representatives and counsel to the Underwriters.

(c) You shall have received at the time of purchase the opinion and negative assurances letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the time of purchase, in form and substance reasonably satisfactory to you.

(d) All filings with the Commission required by Rules 424 and 433 under the Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424 or 433, as applicable.

(e) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Rule 401(g)(2) or Section 8(d), 8(e) or 8A of the Act; (ii) the Registration Statement and all amendments thereto filed after the date hereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Time of Sale Information and the Prospectus and all amendments or supplements thereto filed after the date hereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f) The Company shall, at the time of purchase, deliver to you a certificate dated as of such date of an executive officer of the Company to the effect set forth in Sections 7(e), (h) and (i), that the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, and that the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to this Agreement on or before such date.

(g) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Time of Sale Information and the Prospectus as of the time of purchase as you may reasonably request.

(h) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

(i) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred or become known any material adverse change, financial or otherwise (other than as referred to in the Time of Sale Information and the Prospectus as of the date hereof), in the business, condition or business prospects of the Company and its subsidiaries, taken as a whole, that in the judgment of the Representatives makes it impracticable to market the Notes.

8. Effective Date of Agreement; Termination: This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination by you at any time prior to the time of purchase, if prior to such time (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 7 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, (iv) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (v) a general banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or (vi) the United States shall have declared war in accordance with the constitutional processes or there shall have occurred any material outbreak or material escalation of hostilities or other national or international calamity or crisis, in each case in this clause (vi) of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representatives, to make it impracticable to market the Notes.

If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments: Subject to Sections 7 and 8, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated, or in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Time of Sale Information and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution: (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, an “Underwriter Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any such document in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such document or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such document or necessary to make such statements not misleading.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Company Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives, on behalf of the several Underwriters, specifically for use therein.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 10, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been prejudiced in any material respect by such omission to so notify, and shall not, in any event, relieve the Indemnified Party from any liability otherwise than under subsection (a) or (b). Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section 10 is held to be unavailable to an Indemnified Party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive the issuance and delivery of the Notes. In addition, the agreements contained in Sections 4(k), 6, 10, 11 and 13 shall survive the termination of this Agreement, including pursuant to Section 8. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, the Time of Sale Information or the Prospectus.

11. Underwriters’ Information: The Company and the Underwriters severally acknowledge that the statements with respect to the offer and sale of the Notes set forth in the third sentence of the third paragraph, in the first four sentences of the fourth paragraph and in the sixth paragraph in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished in writing by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus as such information is referred to in Sections 3 and 10 hereof.

12. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, (facsimile no. (212) 507-8999), Attention: Investment Banking Division with a copy to the Legal Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (facsimile no. (646) 834-8133), Attention: Syndicate Registration; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, (facsimile

no. (212) 902-9316), Attention: Registration Department; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 20 North Broadway, Oklahoma City, Oklahoma 73102, Attention: General Counsel, facsimile no. (405) 552-1400.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Governing Law and Construction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

14. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts: This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

16. Successors and Assigns: This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17. No Fiduciary Duty: The Company acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey A. Agosta
Name: Jeffrey A. Agosta
Title: Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

BARCLAYS CAPITAL INC.

By:	/s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
(Goldman, Sachs & Co.)
Michael Hickey VP

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of 2015 Floating Rate Notes	Principal Amount of 2016 Floating Rate Notes	Principal Amount of 2016 Notes	Principal Amount of 2018 Notes
Morgan Stanley & Co. LLC	$110,000,000	$77,000,000	$143,000,000	$165,000,000
Barclays Capital Inc.	$62,500,000	$43,750,000	$81,250,000	$93,750,000
Goldman, Sachs & Co.	$62,500,000	$43,750,000	$81,250,000	$93,750,000
Citigroup Global Markets Inc.	$25,000,000	$17,500,000	$32,500,000	$37,500,000
Credit Suisse Securities (USA) LLC	$25,000,000	$17,500,000	$32,500,000	$37,500,000
J.P. Morgan Securities LLC	$25,000,000	$17,500,000	$32,500,000	$37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$25,000,000	$17,500,000	$32,500,000	$37,500,000
Mitsubishi UFJ Securities (USA), Inc.	$25,000,000	$17,500,000	$32,500,000	$37,500,000
RBC Capital Markets, LLC	$25,000,000	$17,500,000	$32,500,000	$37,500,000
RBS Securities Inc.	$25,000,000	$17,500,000	$32,500,000	$37,500,000
UBS Securities LLC	$25,000,000	$17,500,000	$32,500,000	$37,500,000
Wells Fargo Securities, LLC	$25,000,000	$17,500,000	$32,500,000	$37,500,000
BMO Capital Markets Corp.	$10,000,000	$7,000,000	$13,000,000	$15,000,000
CIBC World Markets Corp.	$10,000,000	$7,000,000	$13,000,000	$15,000,000
Scotia Capital (USA) Inc.	$10,000,000	$7,000,000	$13,000,000	$15,000,000
U.S. Bancorp Investments, Inc.	$10,000,000	$7,000,000	$13,000,000	$15,000,000
Total	$500,000,000	$350,000,000	$650,000,000	$750,000,000

SCHEDULE B

TIME OF SALE INFORMATION

The term sheet attached as Schedule C hereto.

SCHEDULE C

TERM SHEET

Filed Pursuant to Rule 433

Registration No. 333-178453

December 11, 2013

$500,000,000

Floating Rate Senior Notes due 2015

$350,000,000

Floating Rate Senior Notes due 2016

$650,000,000

1.200% Senior Notes due 2016

$750,000,000

2.250% Senior Notes due 2018

TERM SHEET

The following information, filed pursuant to Rule 433, supplements the Preliminary Prospectus Supplement dated December 11, 2013, filed as part of Registration Statement No. 333-178453.

$500,000,000

Floating Rate Senior Notes due 2015

Issuer:	Devon Energy Corporation (Bloomberg Ticker: “DVN”)
Ratings*:	Baa1 Moody’s / BBB+ S&P
Securities:	$500,000,000 Floating Rate Senior Notes due 2015
Legal Format:	SEC registered (global) (No. 333-178453)
CUSIP / ISIN No.	25179M AQ6 / US25179MAQ69
Trade Date:	December 11, 2013
Expected Settlement Date:	December 19, 2013 (T+6**)
Maturity Date:	December 15, 2015
Price To Public:	100% of principal amount
Coupon:	Three-month USD LIBOR (Reuters Screen LIBOR01) plus 0.45% per annum

Interest Payment Dates:	March 15, June 15, September 15, and December 15, beginning March 15, 2014
Interest Determination Dates:	Two London business days prior to the first day of the relevant interest period
Day Count Convention:	Actual / 360
Business Day Convention:	Modified Following, Adjusted
Gross Proceeds (before underwriting discounts and expenses):	$500,000,000
Joint Bookrunners:	Morgan Stanley & Co. LLC
Barclays Capital Inc.
Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
Senior Co-Managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC
Co-Managers:	BMO Capital Markets Corp.
CIBC World Markets Corp.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.

$350,000,000

Floating Rate Senior Notes due 2016

Issuer:	Devon Energy Corporation (Bloomberg Ticker: “DVN”)
Ratings*:	Baa1 Moody’s / BBB+ S&P
Securities:	$350,000,000 Floating Rate Senior Notes due 2016
Legal Format:	SEC registered (global) (No. 333-178453)
CUSIP / ISIN No.	25179M AR4 / US25179MAR43
Trade Date:	December 11, 2013
Expected Settlement Date:	December 19, 2013 (T+6**)

Maturity Date:	December 15, 2016
Price To Public:	100% of principal amount
Coupon:	Three-month USD LIBOR (Reuters Screen LIBOR01) plus 0.54% per annum
Interest Payment Dates:	March 15, June 15, September 15, and December 15, beginning March 15, 2014
Interest Determination Dates:	Two London business days prior to the first day of the relevant interest period
Day Count Convention:	Actual / 360
Business Day Convention:	Modified Following, Adjusted
Gross Proceeds (before underwriting discounts and expenses):	$350,000,000
Joint Bookrunners:	Morgan Stanley & Co. LLC
Barclays Capital Inc.
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
Senior Co-Managers:	J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mitsubishi UFJ Securities (USA), Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
UBS Securities LLC
Co-Managers:	BMO Capital Markets Corp.
CIBC World Markets Corp.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.

$650,000,000

1.200% Senior Notes due 2016

Issuer:	Devon Energy Corporation (Bloomberg Ticker: “DVN”)
Ratings*:	Baa1 Moody’s / BBB+ S&P
Securities:	$650,000,000 1.200% Senior Notes due 2016

Legal Format:	SEC registered (global) (No. 333-178453)
CUSIP / ISIN No.	25179M AS2 / US25179MAS26
Trade Date:	December 11, 2013
Expected Settlement Date:	December 19, 2013 (T+6**)
Maturity Date:	December 15, 2016
Price To Public:	99.901% of principal amount
Coupon:	1.200% per annum (payable semi-annually)
Interest Payment Dates:	June 15 and December 15, beginning June 15, 2014
Benchmark Treasury:	0.625% due November 15, 2016
Benchmark Treasury Yield:	0.614%
Spread to Benchmark Treasury:	+62 basis points
Yield to Maturity:	1.234%
Make Whole Call:	The greater of 100% of principal amount or discounted present value at the Adjusted Treasury Rate plus 10 bps (0.10%)
Gross Proceeds (before underwriting discounts and expenses):	$649,356,500
Joint Bookrunners:	Morgan Stanley & Co. LLC
Barclays Capital Inc.
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
Senior Co-Managers:	J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mitsubishi UFJ Securities (USA), Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
UBS Securities LLC
Co-Managers:	BMO Capital Markets Corp.
CIBC World Markets Corp.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.

$750,000,000

2.250% Senior Notes due 2018

Issuer:	Devon Energy Corporation (Bloomberg Ticker: “DVN”)
Ratings*:	Baa1 Moody’s / BBB+ S&P
Securities:	$750,000,000 2.250% Senior Notes due 2018
Legal Format:	SEC registered (global) (No. 333-178453)
CUSIP / ISIN No.	25179M AT0 / US25179MAT09
Trade Date:	December 11, 2013
Expected Settlement Date:	December 19, 2013 (T+6**)
Maturity Date:	December 15, 2018
Price To Public:	99.827% of principal amount
Coupon:	2.250% per annum (payable semi-annually)
Interest Payment Dates:	June 15 and December 15, beginning June 15, 2014
Benchmark Treasury:	1.25% due November 30, 2018
Benchmark Treasury Yield:	1.487%
Spread to Benchmark Treasury:	+80 basis points
Yield to Maturity:	2.287%
Make Whole Call:	The greater of 100% of principal amount or discounted present value at the Adjusted Treasury Rate plus 12.5 bps (0.125%)
Par Call:	Within one month prior to the maturity date
Gross Proceeds (before underwriting discounts and expenses):	$748,702,500
Joint Bookrunners:	Morgan Stanley & Co. LLC
Barclays Capital Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC
Senior Co-Managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Mitsubishi UFJ Securities (USA), Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp.
CIBC World Markets Corp.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such materials and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.
**	T+6 Settlement. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days (such settlement being referred to as “T+3”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade these securities on the date of this issuer free writing prospectus or the next succeeding business day will be required, by virtue of the fact that these securities initially will settle in T+6, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of these securities who wish to trade these securities on the date of this issuer free writing prospectus or the next succeeding business day should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling or e-mailing Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649 or prospectus@morganstanley.com; calling or e-mailing Barclays Capital Inc., toll free at 888-603-5847 or barclaysprospectus@broadridge.com; or calling or e-mailing Goldman, Sachs & Co. toll-free at 1-866-471-2526 or prospectus-ny@ny.email.gs.com.